UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2005

Yarraman Winery, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-28865	88- 0373061
(Commission File Number)	(IRS Employer Identification No.)

6767 W. Tropicana Avenue
Suite 207
Las Vegas, Nevada 89103-4754
(Address of principal executive offices and zip code)

(702) 248-1027
(Registrant’s telephone number including area code)

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,”“expect,”“intend,”“plan,”“will,”“the Registrant believes,”“management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2005, the Registrant entered into a Share Exchange Agreement (the “Exchange Agreement”) with Yarraman Estate Pty Limited, a privately owned Australian company (“Yarraman Australia”), and the beneficial owners of all of Yarraman Australia’s shares, (the “Shareholders”) and Delta Dawn Pty Limited as trustee of the Yarraman Road Trust (the “Trust”), the nominal holder of such shares, pursuant to which the Registrant acquired all of the issued and outstanding shares of stock of Yarraman Australia in exchange for the issuance in the aggregate of 15,000,000 shares of common stock of the Registrant (the “Shares”) to the Trustee (the “Share Exchange”) for the benefit of the Shareholders.

As a result of the Share Exchange, Yarraman Australia became a wholly-owned subsidiary of the Registrant and the Trustee acquired approximately 60% of the Registrant’s issued and outstanding stock. The Registrant currently has a total of 25,000,000 issued and outstanding shares of Common Stock (including the shares issued in two private transactions mentioned below).

In connection with the Share Exchange, the Registrant entered into two stock purchase agreements. A summary of the transactions is described in Item 3.02 herein and is incorporated by reference into this Item 1.01.

The description of the transactions contemplated by the Exchange Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of each of the exhibits filed herewith and incorporated by this reference.

Overview

Prior to the transaction, the Registrant was a public “shell” company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warranted, a reverse merger transaction be negotiated and completed pursuant to which the Registrant would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity.

A summary of the business of Yarraman Australia is described in Item 5.01 herein.

Item 3.02  Unregistered Sales of Equity Securities

On December 22, 2005, the Registrant entered into a stock purchase agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the sale of an aggregate of 5,253,500 shares of common stock (the “Share Sale”) for aggregate gross proceeds in the form of promissory notes with an aggregate principal amount equal to $2,000,000 (the “Notes”). The Notes have a maturity of 300 days and principal is payable in approximately quarterly installments, with interest accruing on the original principal amount at the rate of prime plus 2.5%, payable at maturity. Pursuant to the Purchase Agreement, the Registrant has granted the Investors rights of first refusal on financing the Registrant may do in the future.

In connection with the Share Exchange, the Registrant issued 1,250,000 shares of common stock (the “Millhouse Shares”) in exchange to MillhouseIAG Limited (“Millhouse”) as a finders fee.

The Shares and the Millhouse Shares have not been and will not be registered under the Securities Act, and, if in the future the Investors or Millhouse decide to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Act, (B) to non-U.S. persons in an offshore transaction in accordance with Rule 904 and 905 of Regulation S under the Securities Act, or (C) pursuant to an exemption from registration under the Act provided by Rule 144. The net proceeds from the Share Sale and the Millhouse Share Purchase received upon repayment of the promissory notes by the investors will be used for working capital and general corporate purposes.

The foregoing descriptions of the Purchase Agreement and Notes is merely a summary, and is not intended to be complete. The Purchase Agreement is filed as exhibit 10.1 and the Notes are filed as exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 to this Form 8-K, and the full text of each such exhibit is incorporated herein by reference.

Item 4.01 - Changes in Registrant’s Certifying Accountant

(a) On December 22, 2005, the Registrant ended the engagement of Kyle L. Tingle, CPA, LLC (“Tingle”) as its independent certified public accountants effective as of December 31, 2005. The decision was approved by the Board of Directors of the Registrant.

The report of Tingle on the Registrant’s financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion. During the Registrant’s fiscal years ended December 31, 2004 and 2003 and the subsequent interim period preceding the termination, there were no disagreements with Tingle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tingle, would have caused Tingle to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

The Registrant requested that Tingle furnish it with a letter addressed to the Registrant confirming its dismissal and whether or not it agrees with the Registrant’s financial statements. A copy of the letter furnished by Tingle in response to that request, dated December 22, 2005, is filed as Exhibit 16.1 to this Form 8-K.

(b) On December 22, 2005, Lichter, Yu and Associates (“Lichter”) was engaged as the Registrant’s new independent certified accountants. During the two most recent fiscal years and the interim period preceding the engagement of Lichter, the Registrant has not consulted with Lichter regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

Item 5.01 - Changes In Control of the Registrant

On December 22, 2005 (the “Closing Date”), the Registrant consummated the transactions contemplated by the Exchange Agreement, pursuant to which the Registrant acquired all of the issued and outstanding shares of stock of Yarraman Australia in exchange for the issuance in the aggregate of 15,000,000 of the Shares to the Trustee to be held on behalf of the Shareholders. The issuance of the Registrant’s shares of common stock to the Trust was exempt from registration under the Securities Act of 1933, as amended (“Securities Act”) pursuant to both Section 4(2) of, and Regulation S promulgated under, the Securities Act.

Following the Closing Date, Yarraman Australia became a wholly-owned subsidiary of the Registrant and, upon the issuance of the Shares, the Trustee, on behalf of the Shareholders, became the owner of 60% of all of the Registrant’s issued and outstanding stock. The Registrant currently has a total of 25,000,000 issued and outstanding shares of Common Stock (including the shares issued to the Investors and the Millhouse Shares).

Other than the transactions and agreements disclosed in this Form 8-K, the Registrant knows of no arrangements which may result in a change in control of the Registrant.

No officer, director, promoter, or affiliate of the Registrant has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Registrant through security holdings, contracts, options, or otherwise.

Business Overview

Background.

We were incorporated on January 1, 1997 under the name Dazzling Investments, Inc. (the “Registrant”). At the time of formation, we had intended to sell on the Internet jewelry consisting of cubic zirconium stones mounted in various settings. As at December 31, 1996, all funds raised by the sale of shares of $.001 par value common stock in order to fulfill our initial objective had been expended and we, thereafter, become dormant.

From January 1, 1997 until December 22, 2005, we had been in the developmental stage and have had no operations and we could be defined as a “shell” company, an entity which is generally described as having no or nominal operations and with no or nominal assets or assets consisting solely of cash and cash equivalents.

On October 7, 2005, we caused to be formed a corporation under the laws of the State of Nevada called Yarraman Winery, Inc. and acquired one hundred shares of its common stock for cash. As such, Yarraman Winery, Inc. ("Merger Sub"), became our wholly-owned subsidiary.

On December 6, 2005, Merger Sub was merged with and into us. As a result of the merger, our corporate name was changed to "Yarraman Winery, Inc." Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger the separate existence of Merger Sub had ceased. We were the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in our directors, officers, capital structure or business.

On December 22, 2005, we entered into the Exchange Agreement with Yarraman Australia, the Shareholders and Delta Dawn Pty Limited, as trustee of the Trust, pursuant to which we acquired all of the issued and outstanding shares of stock of Yarraman Australia in exchange for the issuance in the aggregate of 15,000,000 of the Registrant’s shares of common stock (the “Shares”) to the Trustee. Yarraman Australia became our wholly-owned subsidiary and, upon the issuance of the Shares, the Trustee owned 60% of the Shares.

Immediately prior to the Share Exchange, Yarraman Australia entered into and completed an asset and property transfer agreement with the Trustee (the “Asset Transfer”), pursuant to which it acquired the operating assets of the Yarraman winery, which have historically been held by the Trustee. In connection with the Asset Transfer, Yarraman Australia has agreed with the Trustee to (i) assume certain preexisting obligations of the Trustee (including a mortgage debt with an outstanding principal balance of US$4,097,565 (A$5,506,000)); (ii) guarantee certain other preexisting obligations of the Trustee on a secured basis (including indebtedness totaling US$ 3,810,000 (A$5 million), (iii) to pay an ongoing royalty to the Trustee equal to 1% of net wine sales for use of the “Yarraman” trademark and related intellectual property for five years, and at the option of Yarraman Australia or the Trustee, to purchase such intellectual property at the expiry of such five year period for an amount equal to 1% of net wine sales during the immediately preceding year, and (iv) repay certain indebtedness (totaling approximately US$2,976,800 (A$4,000,000)) owed to the Trustee that was outstanding at the time of the Asset Transfer and, at the Trustee’s request, to grant a fixed and floating charge over substantially all of the real and personal property of Yarraman Australia to secure such repayment. The terms of the indebtedness to the Trustee referred to in clause (iv) above do not call for the payment of interest, while 50% of the outstanding principal amount must be repaid in equal monthly installments commencing two years after the Closing and ending five years after the Closing, with the remaining 50% of the principal amount due on the fifth anniversary of the Closing.

In addition, in connection with the Asset Transfer, Yarraman Australia will be liable for an Australian stamp duty due to the Office of State Revenue of New South Wales of approximately US$261,210 (A$350,994). The Registrant has been advised by legal counsel for Yarraman Australia that pursuant to Australian law, full title in property does not transfer until the stamp duty is fully paid. Prior to the payment, Yarraman Australia possesses beneficial ownership of such property and it has indicated in the requisite government filings that the property has been transferred to the Yarraman Australia, thus putting third parties on notice of the beneficial interest held by Yarraman Australia. Yarraman Australia expects that the stamp duty will be paid within 90 days of the Closing.

Through our newly-acquired wholly-owned subsidiary, we operate our primary business, which consists of the operation of vineyards, wine production and distribution in Australia, United States, Canada, New Zealand, Hong Kong and throughout Europe.

Overview.

Yarraman Australia produces and sells premium (up to US$14), super-premium (up to US$20) and ultra-premium (over US$20) wines. Yarraman Australia's wines are made at its state-of-the-art winery in New South Wales, Australia, where grapes are crushed, fermented and made into wine or blended with wines purchased from other vineyards for production of varietals. Wines are sold both in Australia and internationally, principally under Yarraman Australia's “Yarraman” label. Yarraman Australia's vineyards are located on land in two regions in the State of New South Wales, Australia - the Upper Hunter Valley and Gundagai. Prior to the restructuring described herein, Yarraman Australia conducted business as Delta Dawn Pty Ltd, as trustee for the Yarraman Road Trust.

Viniferous Acreage.

Yarraman Australia owns 1,944 acres of property in two topographic regions in New South Wales. Of the total acreage, approximately 650 acres are used for vines. In fiscal year 2004, Yarraman Australia’s vineyards yielded 1,816 tons of grapes with 1,718 tons used for the winery’s crush and 98 tons being sold to other producers. In fiscal year 2005, the vineyards yielded 1,271 tons of grapes with 835 tons used for the winery’s crush and 436 tons being sold to other producers.

Yarraman Australia’s 2005 total wine production was 140,180 gallons, which produced 59,000 cases (700,000 bottles). Yarraman Australia expects that it will produce from its 2006 crush approximately 240,000 gallons, which should produce approximately 64,000 cases, although yield and production are dependent on weather and other factors outside of the control of Yarraman Australia. If estimated future sales expectations are met, the two vineyards are not expected to be the sole supply of grapes for Yarraman Australia’s long-term production requirements. As a result, Yarraman Australia has entered into forward grape purchase contracts with certain affiliates of the Company.

“Wirrilla Vineyard”- Gundagai, New South Wales

The “Wirrilla Vineyard,” located in the Gundagai region, totals 1,312 acres located in a newly developed wine region in the southwest slopes of New South Wales. The Wirrilla vineyard is located over two blocks of land comprising the Wirrilla Homestead and Wirrilla Point Block, with 470 acres under vines. The acreage that is not used for vines is primarily ill-suited for growth because of its topography. This ten year old vineyard is fully irrigated from the Murrumbidgee River secured by a water license permitting an allocation of 132 million gallons of water per year.

Yarraman Australia’s Wirrilla vineyard produces wines including Sauvignon Blanc, Semillon, Verdelho, Chardonnay, Merlot, Cabernet Sauvignon and Shiraz. The wines produced from this vineyard are used in Yarraman Australia’s premium range of wines. The vineyard is harvested later than the Upper Hunter vineyard, thereby extending the productive capacity of Yarraman Australia’s winery. Any surplus annual grape production is sold to well-established wineries, including McWilliams Wines and Bidgebong Wines. The average yield for the 2005 vintage was 2.8 tons per acre. The Wirrilla vineyard produces approximately 2,200 tons of grapes.

“Yarraman Estate” - Wybong, Upper Hunter Valley, New South Wales

The Upper Hunter Wybong vineyard has approximately 632 acres, of which 187 acres are under vine. The land mostly comprises of black, sandy loam, alluvial soils along the creek frontage and adjacent slopes, rising to arable red loams with well drained plains and sandy slopes which extend to the sandstone ridges on the perimeter. The surplus acreage is used for pastures used primarily to produce mulch covers under the vines. Located on the property is the Wybong Creek, a perennial stream. Yarraman Australia has secured a license that permits use of 215 million gallons of water from the creek per year. The water license provides Yarraman sufficient water for 494 acres of property. In addition, the property has two dams providing 83 million and 26 million gallons of water storage.

Yarraman Australia believes that the Upper Hunter vineyard’s growing conditions, including its soils, elevation, slope, rainfall, cool evenings with warm days and lower rainfall during summer are among the most ideal for growing certain varieties of high quality wine grapes in South East Australia. Because of climate, soil and other growing conditions, the Upper Hunter Valley is ideally suited to growing superior quality Shiraz, Chardonnay, Merlot and Semillon wine grapes.

New South Wales accounts for 32% of the Australian grape crush and 31% of wine production. The Hunter Valley as a region accounts for 11% of total grape crush for New South Wales, Australia. Upper Hunter Valley wineries include Rosemount, Giant Creek, Arrowfield, Lindemans, Tyrells, Tullochs and Roxborgh.

The Winery.

Opened in 1967 on the Upper Hunter Valley property, Yarraman Australia’ winery currently has a 2,300 ton processing facility with the capacity to yield 160,000 cases. The winery utilizes current technology in its harvesting, production and packaging of its products. Over US$7.7 million (A$10.3 million) has been spent since 1994 on capital improvements to the winery and vineyard, creating a production facility comprising:

•	A 20,000 square foot enclosed winery designed to allow efficient flow through of production with easy maintenance and hygiene;
•	20 ton per hour crushing and chilling capacity;
•
450,000 gallon total capacity storing capacity, including 396,000 gallons held in stainless steel tanks and 53,000 gallons held in oak barrels (tank capacities vary from 320 gallons to 22,500 gallons. The various sizes enables Yarraman Australia to handcraft small ultra-premium wines and production of larger volume commercial-style wines);

•	Fully-automated computer controlled refrigeration system for stability during maturation and precise fermentation control;
•	On-Site Laboratory, enabling full chemical and microbial analyses to maintain standards of quality control;
•	Temperature controlled cool storage of 12,000 square foot for 1,000 barrels and 35,000 cases of finished products; and
•	On site bottle labeling facility capable of affixing bottle labels at a rate of 1,500 bottles per hour.

Management believes the location of its winery three hours from Sydney, Australia, in the state’s most popular wine region increases direct sales to consumers and facilitates distribution of product. Management believes this location provides visibility for the winery to passing motorists, thus enhancing recognition of Yarraman Australia’s products in retail outlets and restaurants.

The winery houses a hospitality center and retail store. In addition, the Company has lodges for short stay visitors. Yarraman Australia holds two major festivals - the annual Bud Burst Festival and the End of Harvest festival - at the winery each year. In addition, open houses are held at the winery during major holiday weekends such as Australia Day, Easter and Christmas, where wine tasting and cellar tours are given.

Yarraman Australia participates in many wine and food festivals throughout Australia. Each of these events results in direct sales of the wines and promotion of its label to event attendees. The hospitality center and promotional events have contributed the direct sales and public recognition of Yarraman Australia’s wines.

Product Overview.

Yarraman Australia offers a variety of wine for sale to retail customers. The product line consists of:

Classic Hunter

Under the Classic Hunter label, Yarraman Australia produces and sells the following wines in 750ml bottles: Shiraz (flagship and its largest selling varietal in 2005), Chardonnay, Merlot and Semillon. The Shiraz is Yarraman Australia’s largest selling varietal and has become the product most associated with the “Yarraman” label. The wines sell for approximately US$20 per bottle.

These wines have received 24 awards and medals in the last two years from international and Australian wine shows including the International Wine and Food Society, the Hunter Valley Show, the Royal Adelaide Show, the Sydney Royal Wine Show and the Melbourne Wine Show.

Black Cypress

Under the Black Cypress label, Yarraman Australia currently produces and sells the following types of wines in 750ml bottles: Shiraz, Cabernet Merlot, Shiraz Rose, Chardonnay, Verdelho, Gewurztraminer and Chambourcin. The wines sell for approximately US$12 to US$15 per bottle.

These wines have received 35 awards and medals in the last three years from international and Australian wine shows including New World Wine Awards (NZ), the Winestate Shiraz Challenge, the International Food and Wine Society, the Hunter Valley Show, the Royal Adelaide Show, the Sydney Royal Wine Show and the Melbourne Wine Show.

Sensus

Under the Sensus label, Yarraman Australia produces blended table wines labeled as “Sensus Red” and “Sensus White”. This range is marketed and sold only in Australia as a mid-range varietal at approximately US$15 per bottle. These wines are made primarily from fruit sourced from the Gundagai vineyards.

Banjo Collection

Under the Banjo Collection label, Yarraman Australia produces and sells the following types of wines in 750ml bottles: Cabernet Merlot, Chardonnay Semillon and Shiraz Merlot. The suggested retail price for these wines is approximately US$12 to US$15 per bottle. The Cabernet Merlot is the Banjo range’s largest selling varietal and has become the product most associated with the “Yarraman” label in the Banjo range.

The Banjo Collection is an “export only” range that combines fruit sourced from Yarraman Australia’s vineyards in the Upper Hunter Valley and Gundagai regions. These wines have received 5 awards since release in 2003 in the Sydney International Wine Competition, the International Wine and Food Society and the New World Wine Awards (NZ).

The Bolter

The Bolter collection is a new range of wines which was released in November 2005 targeting domestic and international markets. These wines are currently distributed by broad range liquor wholesalers in Australia. The first orders have been received for distribution in the United States and are due to be shipped in March 2006. The suggested retail prices for these wines is approximately US$8 to US$10.

The Bolter collection range produces and sells the following types of wines in 750ml bottles: Shiraz, Cabernet Merlot, Semillon Sauvignon Blanc, Verdelho, Chardonnay and Rose.

The Market.

Domestic Wine Sales

According to data published by the Australian Wine and Brandy Corporation, Australian table wine accounts for 81% of domestic sales of wine in Australia, or US$313 million (A$417 million), and is expected to rise to US$331 million (A$441 million) by 2007. The per capita consumption of wine in Australia has increased recently after remaining largely unchanged in recent years. Domestic sales of Australian-produced wine increased by 4.2% in 2004. White wines account for 50.6% of all domestic table wines. Red wine sales account for the remaining 49.4% of the market. Yarraman Australia’s sales account for less than 1% of the domestic market.

Export Wine Sales

During 2003, the Australian dollar began to strengthen against the US Dollar, the Euro and the Pound Sterling. As a result, Yarraman Australia saw a decline in revenue per liter (in Australian dollar terms) for sales in those export markets. Despite this, the increase in international red wine sales including sales to the United States continue to be major drivers of growth for Australian wineries. Red wine continues to have a higher margin of sales over white wine comprising 61% of total Australian exports. The United States, which grew by 21% in 2004, has had the strongest export growth for all Australian wines. However, the United Kingdom, which consists of 41% of the total market, remains Australia’s largest overseas market by volume. Despite the disparity in size, the United States market supports higher sales margins per gallon and correspondingly was the largest market by value. Currently, Yarraman Australia ships approximately 1,500 case per year to the United States, less than 1% of the total market.

With continuing investment and development in its brands, Yarraman Australia plans to capitalize on consumer demand in the primary export markets of the United States, Canada, United Kingdom and Ireland. Yarraman Australia has also explored certain parts of Central Europe and China as being areas in which, with carefully selected chosen partners, it can develop branded and non-branded wine distribution.

Distribution.

Yarraman Australia wines are distributed by independent companies in the following countries:

-	Australia	- Canada
-	USA	- New Zealand
-	Denmark	- Singapore
-	Switzerland	- Germany
-	Hong Kong	- United Kingdom
-	Ireland	- Malaysia

Yarraman Australia exports approximately 57% of its annual volume production whereas most competitors in the region export approximately 14% of its volume production.

Management believes that the Company has developed a reputation for delivering branded wines that over-deliver in their respective price categories - exceeding the anticipated quality by customers. The Company works to address niche opportunities in each distributor’s market. Key liquor chains, including Superquinn in Ireland and Real Canadian Liquor Store in Canada, now purchase private label wines from Yarraman Australia. Yarraman Australia uses both independent distributors and wine brokers primarily to market the wines in specific targeted areas where self-distribution is not feasible. Only those distributors and wine brokers who have demonstrated knowledge of and a proven ability to market premium, super premium, and ultra premium wines are utilized.

Yarraman Australia has established a self-distribution system to sell its wines to restaurant and retail accounts located in New South Wales. Three sales representatives, who take wine orders and make some deliveries, currently carry out the self-distribution program. The company has a central distribution depot in Sydney which services same or next day delivery in Sydney and New South Wales. Yarraman Australia believes this program of self-representation and delivery has allowed its relatively new wines to gain a strong presence in the New South Wales market with more than approximately US$432,000 (A$575,000) in retail sales during the 2005 fiscal year, a 5% increase from the prior period due to new restaurant and retail accounts that were established.

In addition, Yarraman Australia markets and sells its wines through retail outlets in New South Wales, through mailing lists, and through distributors and wine brokers who sell in specific targeted areas outside of the state of New South Wales. As Yarraman Australia has increased production volumes and achieved brand recognition, sales to other domestic markets have increased both in terms of absolute dollars and as a percentage of total Company sales.

In connection with its ongoing transition to a national network of affiliated distributors, Yarraman Australia has agreements with distributors under which its products are distributed in certain states. These distributors include Independent Liquor Group, Australian Liquor Marketers and Liquor Marketing Group.

Yarraman Australia appoints agents or distributors in export markets to facilitate importation of wines to the desired markets. Agents or distributors provide sales representation and facilitate or directly distribute wines within their designated regions.
All markets, with the exception of the United States and Canada, purchase “Yarraman” branded wines in Australian dollars with shipping from Australia paid for by - and at the risk of - the purchaser. These wines are then sold wholesale. Singapore and Hong Kong distributors also engage in retail sales.

Yarraman Australia’s Canadian distributor acts as a commissioned agent facilitating the importation wines into the Canadian provinces and provides sales representation in government controlled and privatized markets. Exports to Canada are also shipped from Australia at the purchaser’s risk and cost, although such sales are made in Canadian dollars.
The market in the United States has been difficult to penetrate due to a three tier distribution system. Yarraman Australia requires an importer to bring the product into the U.S. Each state has designated distributors that control distribution to retail locations in their respective states. Yarraman Australia has an arrangement with Duggans Distillers to act as its U.S. importer. Duggans Distillers is based in New York and currently distributes Yarraman branded wines in retail stores in New York, Connecticut, New Jersey and Florida.

Research and Development.

Yarraman Australia is engaged in research and development in a number of areas, including implementing fermentation practices using yeast strains specific for different varieties of wine. Yarraman Australia has completed extensive research and development with micro-oxygenation of wines, with the first system purchased in 2005. This system ultimately enables the acceleration of red wine production, achieving premium wine styles within a shorter time frame. Management believes that this technology will enable Yarraman Australia’s red wine to ship to the market sooner.

Furthermore, after extensive oak barrel trials during the past two years, all French and American oak barrels are now being custom made by a select group of cooperages to match the exact requirements for Yarraman Australia’s wine styles. These barrels provide oak characters to Yarraman Australia’s products and integrates the oak characters into its super and ultra-premium wines. Yarraman Australia first ordered these new barrels in November 2005.

Viticulture practices are constantly being reviewed at both vineyards. In 2005, Yarraman Australia began to implement “Bio-Dynamic” sustainable farming practices which results in less use of chemicals, fungicides, herbicides and pesticides while enhancing grape quality and yields.

Yarraman Australia has also researched technologies and advances that it may use in its packaging and bottling, including alternative packaging formats which are in advanced developmental stages. These new technologies have not been released to the market.

Suppliers.

Yarraman Australia uses materials and supplies, such as glass bottles, closures, labels, boxes and chemicals, that are currently obtained from a number of long standing suppliers. The supplies are purchased for specific needs and there are no long-term supplier agreements. Management monitors supply costs to maintain cost effectiveness. Bottling of the wines is performed at an adjacent facility in the town of Pokolbin that management believes offers product quality and prompt service, thus minimizing holding times for finished goods as Yarraman Australia has begun to implement just-in-time bottling and packaging for premium wine exports.

Competition.

The 2004 The Australian Wine Industry Directory lists 909 wine producers that export wine - about half of all producers. Two companies, Southcorp and Hardy Wine Company, account for 45% of all exports by volume while the top 20 exporters account for 94%. The remaining 899 exporters compete for 6% of the exports by volume. The United States is the most popular export market with 519 exporting there and 590 exporting to the United Kingdom.

The wine industry is highly competitive. Within the wine industry, Yarraman Australia’s management believes that its principal competitors include wineries in the Hunter Valley, Victoria and South Australia, which produce premium, super premium, and ultra premium wines. Wine production in Australia is dominated by large wineries that have significantly greater financial, production, distribution and marketing resources than the Company. Currently, no Hunter Valley winery dominates the New South Wales wine market. Several Hunter Valley wineries, however, are older and better established and have greater label recognition than the Company.

According to data published by the Australian Wine and Brandy Corporation, approximately 70% of all Hunter Valley grapes come from the Upper Hunter Valley. New South Wales accounts for 32% of the Australian grape crush and the Hunter Valley as a region accounts for 11% of total grape crush for New South Wales, Australia. Upper Hunter Valley wineries with which Yarraman Australia competes include Rosemount, Giant Creek, Arrowfield, Lindemans, Tyrells, Tullochs, Roxborgh. All major wineries, including Yarraman Australia, export to the United States, Canada, the European Union, United Kingdom and throughout Asia. Yarraman Australia exports 75% of its volume production whereas competitors in the region export 14% of its volume production.

Management believes that the principal competitive factors in the premium, super premium, and ultra premium segment of the wine industry are product quality, price, label recognition, and product supply. Management believes that its forecasted production level of 230,000 gallons (160,000 cases) per year, based on the grape supply from the harvest in 2005, will give it competitive advantages over other Hunter Valley wineries in areas such as marketing, distribution arrangements and grape purchasing. The current production level of many Hunter Valley wineries is generally smaller than the projected production level of Yarraman Australia. Management believes that Yarraman Australia competes favorably with respect to each of these factors. Yarraman Australian’s wines have received positive reviews of its wines and believes its prices are competitive with other Hunter Valley and Australian wineries.
Larger scale production is necessary to satisfy retailers' and on-premise demand. Yarraman Australia’s management believes that its current level of production is adequate to meet that demand through August 2007. The current production level of many Hunter Valley wineries is smaller than the production level of Yarraman Australia's winery.

Regulatory Matters.

In nearly all the countries that Yarraman Australia markets its wines, such as the United States, United Kingdom and Canada, there are statutory authorities which exercise varying degrees of market regulation. Management believes that Yarraman Australia is substantially in compliance with all regulations.

Australian Regulatory Board

Yarraman Australia’s quality control and distribution is regulated by the Australian Wine and Brandy Corporation. The Australian Wine and Brandy Corporation is the Australian Government authority responsible for the promotion and regulation of the Australian wine and brandy industry and the provision of wine sector information to wineries throughout Australia. It provides the regulatory role in quality control and its goal is to maintain the integrity of wines originating from Australian vineyards. It also has a role of providing industry-wide knowledge through published literature and market development. Yarraman Australia’s business has been regulated by the Australian Wine and Brandy Corporation since its formation.

Trademarks and Intellectual Property.

All trademarks and intellectual property are licensed to Yarraman Australia by Delta Dawn Pty Ltd. Delta Dawn advises that its material trademarks and intellectual property are protected in all material respects by the law of the governments which regulate the markets in which they are used.

Environmental Matters.

Yarraman Australia believes that its operations are in substantial compliance with all applicable environmental requirements of Australia. With regard to its control of production and waste management, management believes Yarraman Australia operates within all international standards.

Insurance.

Yarraman Australia maintains liability insurance which, in the view of management, is adequate protection for any damages arising out of its activities. The amount of the liability insurance coverage is approximately US$9.75 million (A$13 million) for industrial special risk coverage and approximately US$7.5 million (A$10 million) for general liability coverage. The insurance is provided by outside insurance companies. Insurance is provided for physical loss or damage to assets owned by the company, for business interruption and equipment breakdown, for loss due to employee fraud, computer crime and legal liability.

Employees.

As of December 10, 2005, Yarraman Australia had 20 full-time employees. During May to July, Yarraman Australia employs 20 additional part-time, seasonal employees for vine pruning. There are an additional 9 seasonal employees used during harvest in the winery. None of the employees are members of a union or labor organization. None of the employees have entered into employment contracts with Yarraman, Yarraman Australia or any affiliate of the entities.

In addition to its employees, Yarraman Australia has appointed the following sales and marketing, vineyard, winery and management team members.

General Manager

Grant McMahon has over seven years experience in the Australian wine industry. Mr. McMahon joined the wine industry in 1998 after working in the Fast Moving Goods Category arena for Colgate Palmolive and Masterfoods, a division of the Mars Corporation. He joined global wine company Beringer Blass as State Manager for New South Wales, moving on to a General Manager role with a small vineyard in the lower Hunter Valley in 2001 where he managed the viticulture and winemaking to compliment his sales and marketing skills. Mr. McMahon joined the Yarraman Australia management team in November 2004.

Winemaker

Chris Mennie commenced his winemaking career in 1995 studying for his oenology degree at Charles Sturt University in Wagga, New South Wales, Australia. During this period, Mr. Mennie coupled his theoretical knowledge with practical experience working at Pfeiffer Wines, Rutherglen from 1997. He returned to the Hunter Valley to work at a winery at McWilliam's Mount Pleasant in 1999 and then joined Margan Family Winegrowers at Broke, as the Assistant Winemaker for four years. To augment his Australian winemaking experience, he traveled abroad and was appointed Winemaker to Chateau du Seuil in Bordeaux, France for two Vintages. In December 2003, Mr. Mennie returned to the region to head up the winemaking team at Yarraman Australia in the Upper Hunter Valley.

Masters of Wine

To support the winemakers the company has engaged the services of two consulting Masters of Wine, each with a specific area of expertise. These consultants are used to ensure the styles of wines produced by Yarraman Australia are consistent with market expectations.

Australia

Rob Geddes. Mr. Geddes’ company, Winestream Pty Ltd, is an Australian specialist in wine and food industry media relations and marketing. He has been a Master of Wine since 1992 and an international wine show judge. Mr. Geddes consults to Yarraman on media relations, marketing and specific wine projects.

Toni Paterson. Initially trained as a scientist, Ms. Paterson began to focus on winemaking after studying for her Masters in Oenology. Ms. Paterson has developed six vintages during her career. Ms Paterson is the youngest of only fourteen Australian Masters of Wine and the only female Master of Wine based in Australia. In November 2003 she was awarded the Madame Lily Bollinger medal for outstanding tasting ability. Ms. Paterson consults to Yarraman on specific projects.

Viticulturist

Steve Gell is a consulting viticulturist to Yarraman Australia and a number of other Hunter Valley vineyards. Mr. Gell has been a senior lecturer at the Hunter Institute of Technology, Faculty of Viticulture and Wine since 1994. He specializes is viticulture and soil survey.

Description Of Securities

The capitalization of the Registrant consists of 25,000,000 authorized shares of $0.001 par value common stock, of which as of the Closing Date, 25,000,000 shares are issued and outstanding.

The rights of the holders of Common Stock of the Registrant were unaffected by the Exchange Agreement and Share Sale and were previously disclosed by the Registrant on Form 10-SB filed with the SEC on January 12, 2000.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth, as of the closing of the Share Exchange and the Share Sale, certain information concerning the beneficial ownership of the Registrant’s Common Stock by (i) each stockholder known by us to own beneficially five percent or more of the Registrant’s outstanding common stock; (ii) each director; (iii) each executive officer; and (iv) all of the Registrant’s executive officers and directors as a group, and their percentage ownership and voting power.

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned (1)		Percent of Class
Common Stock, $.001 par value	Delta Dawn Pty Ltd., as trustee for the Yarraman Road Trust (2)	15,000,000	(3)	60.0%

Common Stock, $.001 par value	Andrew Lyon, Chief Executive Officer (2)	0		*

Common Stock, $.001 par value	John Laurence Wells, Chief Financial Officer (2)	0		*

Common Stock, $.001 par value	William J. Stubbs, Director 58 Terry Road Box Hill, New South Wales 2765 Australia	0		*

Common Stock, $.001 par value	William Middleton, Director c/o Corporate Capital Group, Inc. 954 Lexington Avenue, Suite 242 New York, New York 10021	0		*

Common Stock, $.001 par value	John J. Moroney, Director 39 Worthington Ave. Spring Lake, New Jersey 07762	0		*

Common Stock, $.001 par value	Total Held by Directors and Executive Officers (six individuals)	0		*

_______

(1)  Unless otherwise noted, the Registrant believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within sixty (60) days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage of ownership is determined by assuming that options, warrants or convertible securities that are held by such person (not those held by any other person) and which are exercisable within sixty (60) days of the date indicated above, have been exercised. To date, the Registrant has not granted any options, warrants or any other form of securities convertible into its common stock.

(2) The address of the beneficial owner is c/o Yarraman Estate, 700 Yarraman Road, Wybong, Upper Hunter, New South Wales, 2333 Australia.

(3)  Delta Dawn Pty Ltd. is trustee of Yarraman Road Trust, an Australian unit trust created by a declaration of trust contained in a deed poll dated September 26, 2002. Interests in the trust property are evidenced by the issuance of units to the trust beneficiaries, with each unitholder entitled to the benefit of the assets of the Trust in the proportion in which they are registered as holding units from time to time. While the unitholders do not have the ability to direct the disposition and the voting of securities of the Registrant held in the name of Delta Dawn Pty Ltd as trust property, they may be deemed to beneficially own the securities as a result of their rights under the Trust documents. All unitholders have disclaimed any beneficial ownership that may be imposed due to interpretations of unitholders’ ownership of the trust property.

* Less than one percent.

Market for Common Equity

There is no change to the market for the Registrant’s securities as a result of the Share Exchange. Disclosure regarding the market for the Common Stock of the Registrant is contained in the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

Legal Proceedings

Neither the Registrant nor Yarraman Australia is presently a party to any litigation material to its ongoing business operations or financial condition.

Changes in and Disagreements with Accountants.

See Item 4.01 above.

Recent Sales of Unregistered Securities.

See Item 3.02 above.

Indemnification of Directors and Officers.

In connection with the Share Exchange, the Registrant will not amend Articles of Incorporation or Bylaws. Disclosure regarding indemnification of directors and officer of the Registrant was previously disclosed in the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

In connection with the transactions contemplated by the Exchange Agreement, there was a complete change in the Registrants’ Board of Directors and in Management. Prior to the consummation of the transaction, the Registrant’s Board of Directors comprised three members, Gloria Eck, Amy Hadley and Carole Brewer. Effective upon the closing of the transactions contemplated by the Exchange Agreement, Gloria Eck, Amy Hadley and Carole Brewer resigned as directors of the Board of Directors and William Stubbs, William Bernard Middleton and John J. Moroney were appointed to the Board of Directors. Additionally, Gloria Eck, Amy Hadley and Carole Brewer resigned as officers of the Registrant and Andrew Lyon assumed responsibilities as Chief Executive Officer and President and John Laurence Wells assumed responsibilities as Chief Financial Officer and Secretary.

William J. Stubbs, William Bernard Middleton and John J. Moroney each will continue to serve as directors of the Registrant and shall hold office until the next election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Each of William J. Stubbs, William Middleton and John J. Moroney meet the independence requirements and standards currently established by the SEC.
The following are the biographies of the newly elected directors and principal officers:

Name	Age	Position

Andrew Lyon	48	Chief Executive Officer and President

John Laurence Wells	52	Chief Financial Officer and Secretary

William J. Stubbs	66	Director

William Bernard Middleton	65	Director

John J. Moroney	51	Director

Andrew Lyon, age 48, Chief Executive Officer and President. Mr. Lyon joined as Chief Executive Officer of Yarraman Australia in August 2005. He has 20 years of executive experience with both private and public companies internationally. His experience with agricultural businesses began in 1979 in Zimbabwe and South Africa. From 1996 to 2001 he was Managing Director of his family business, C W Lyon Pty Ltd an agri-business specializing in large volume horticultural exports from Africa to Europe, USA and Australia. He served as Chief Executive Officer of the multi-national Wormald International in the Pacific region from 1987 to 1995. From 2002 to 2005 he consulted to a number of private companies in Australia in change management and restructuring including export strategies and development including wineries and wine retail. He is a business studies graduate from the University of Western Australia GSM.

John Laurence Wells, age 52, Chief Financial Officer and Secretary. Mr. Wells has been the Chief Financial Officer of Yarraman Australia since March 2005. From March 2003 through April 2005, Mr. Wells held the position of Chief Financial Officer and Secretary of Waratah Engineering Pty Ltd. From July 2001 through February 2003, Mr. Wells was the Manager of Finance and Administration for Brokenwood Wines Pty Ltd. He also served as Chief Financial Officer and Secretary of Jeffrey Mining Products Pty Ltd., an Australian subsidiary of Jeffrey Mining Products LP, from March 1982 until March 2001. In addition to his full-time employment, Mr. Wells has held the position of Corporate Secretary for a number of corporations over the last twenty years. Mr. Wells has a Bachelor of Commerce Degree from University of Newcastle, Australia which was obtained in 1977. Mr. Wells is an associate of the Australian Society of Certified Practicing Accountants.

William J. Stubbs, age 66, Director. Mr. Stubbs is currently self-employed as an independent business consultant, his sole occupation since May 31, 2003. Prior to his independent consulting business, Mr. Stubbs served as a consultant to and the Chief Financial Officer of AHF Capital Management Pty Limited from February 2001. From January 31, 1994 through December 15, 2000, Mr. Stubbs served as the Chief Financial Officer for Independent Print Media Group Pty Limited (formerly the Hannan Group), where he was also a member of the audit committee. Mr. Stubbs has experience in tax and finance, as well as a background in accounting. He is a registered tax agent in Australia and is a former fellow of the Institute of Company Directors, a fellow in the Australian Society of Certified Practising Accountants. Mr. Stubbs is also a Justice of the Peace of New South Wales, Australia. Mr. Stubbs holds an accounting degree from the Sydney Technical College in Sydney, Australia which he earned in 1962.

William Bernard Middleton, age 65, Director. Mr. Middleton has served as President and Chief Executive Officer of Corporate Capital Group, Inc. since July 1988, an investment bank with offices in New York; Sydney, Australia; and Auckland, New Zealand; involved in international mergers and acquisitions. He was Managing Director and Chief Executive of Advanced Systems Research, a high technology wireless research company in Sydney, Australia, from September 1987 until June 1988. He was President and Chief Executive Officer of Arthur Young Business Systems, a computer software developer with offices in New York and Sydney, Australia, from November 1980 until March 1987. He was Managing Director and Chief Executive Officer of Foundation Computer Systems in Sydney, Australia, a company involved in developing and marketing computer solutions for pharmacies throughout Australia, from January 1977 until October 1980. He was a National Divisional Manager with Xerox Australia, from April 1971 until November 1976. He was Production Manager then Sales Manager of Permail in Sydney, Australia, a company involved in providing marketing services to the pharmaceutical industry from January 1967 until March 1971. He was an officer in the New Zealand Regular Army from December 1961 until he resigned his commission with the rank of Captain in December 1966. Mr. Middleton is a Mechanical Engineering graduate of The Royal Military College of Australia at Duntroon in Canberra, Australia, where he attended from January 1958 until December 1961.

John J. Moroney, age 51, Director. Mr. Moroney is the President, Chief Executive Officer and a Director of Juvent, Inc., a company specializing in drug-free therapy for the prevention and treatment of osteoporosis. Mr. Moroney also serves as the President of Landmark Financial Corporation, which he founded in 1983 to provide corporate finance advisory services to emerging life sciences companies, specializing in capital raising, mergers and acquisitions, and product licensing work. Between 1985 and 1991, Landmark was involved in an exclusive arrangement with Ladenburg, Thalmann & Co., one of the oldest investment banks in New York, to capitalize on emerging opportunities in the healthcare market, where Mr. Moroney served as a Managing Director. In 1991, Mr. Moroney became a co-founder and Chairman of Flemington Pharmaceutical Corporation, a publicly held development-stage drug delivery company (now NovaDel Pharmaceuticals; AMEX: NVD). Prior to founding Landmark, Mr. Moroney spent ten years in commercial banking with Citibank, United Jersey Bank, and Midlantic Bank. Mr. Moroney holds B.S. and M.B.A. degrees from Fordham University.

There have been no transactions to which the Registrant or any of its subsidiaries was or is to be a party, in which any of the new directors or officers had, or will have a direct or indirect material interest.

None of the above-referenced officers and directors has received or accrued any compensation from Yarraman.

Item 5.06 Change in Shell Company Status.

On December 22, 2005, the Registrant entered the Exchange Agreement with Yarraman Australia, the Shareholders and Delta Dawn Pty Limited as trustee of the Trust, pursuant to which the parties agreed that the Registrant acquired all of the issued and outstanding shares of stock of Yarraman Australia in exchange for the issuance in the aggregate of 15,000,000 of the Registrant’s shares of common stock to the Trustee (the “Exchange”).

Yarraman Australia became a wholly-owned operating subsidiary of the Registrant and, upon the issuance of the Shares, the Trustee owned 60% of all of the Registrant’s issued and outstanding stock. The Registrant currently has a total of 25,000,000 issued and outstanding shares of Common Stock.

As the result of the completion of the Exchange, Yarraman believes it is no longer a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Audited consolidated financial statements of the Company as of June 30, 2003 and 2004  are hereby attached.

Unaudited consolidated financial statements of the Company as of September 30, 2005 are hereby attached.

(b)	Pro forma financial information.

Unaudited pro forma consolidated financial statements of the Company for June 30, 2005 and period ended September 30, 2005 are hereby attached.

(d)	Exhibits.

Exhibit No.	Description

2.1	Share Exchange Agreement dated as of December 22, 2005.

10.1	Stock Purchase Agreement dated as of December 22, 2005.

10.2	Promissory Note dated as of December 22, 2005 from Oriental Holdings Limited.

10.3	Promissory Note dated as of December 22, 2005 from Glenealy Holdings Limited.

10.4	Promissory Note dated as of December 22, 2005 from Leeds Holdings Limited.

10.5	Promissory Note dated as of December 22, 2005 from Sunvalley Limited.

10.6	Promissory Note dated as of December 22, 2005 from Dragon Enterprises Limited.

16.1	Letter from Kyle L. Tingle, CPA, LLC regarding change in certifying accountant.

23.1	Consent of Lichter, Yu & Associates LLP, Independent Registered Public Accounting Firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARRAMAN WINERY, INC.

Date: December 22, 2005	By:	/s/ Andrew Lyon
Name: Andrew Lyon
Title: Chief Executive Officer

YARRAMAN ESTATE PTY., LTD.

Financial Statements

September 30, 2005

Table of Contents
Financial Statements:
Statement of Financial Position	1
Statement of Operations	2
Statement of Stockholder’s Equity	3
Statement of Cash Flows	4
Notes to Financial Statements	5-19

YARRAMAN ESTATE PTY., LTD.

STATEMENT OF FINANCIAL POSITION
SEPTEMBER 30, 2005

ASSETS

Current Assets
Cash and cash equivalents	$43,647
Accounts receivable, net	887,960
Inventory	2,381,360
Other receivables	361,208
Other assets	121,447

Total Current Assets	3,795,622

Fixed Assets, net	323,004

Total Fixed Assets	323,004

Total Assets	$4,118,626

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,051,565
Due to related party	2,407,422

Total Current Liabilities	3,458,987

Stockholder's Equity

Common stock, $0.6930 ($1AUD) par value, 2,500,001 shares issued and outstanding, respectively	1,725,751
Other comprehensive income	132,289
Retained earnings (deficit)	(1,198,401)

Total Stockholder's Equity	659,639

Total Liabilities and Stockholder's Equity	$4,118,626

YARRAMAN ESTATE PTY., LTD.

STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005

Revenues	$705,715

Cost of sales	639,594

Gross profit	66,121

Selling, general and administrative expenses	286,630

Loss from operations	(220,509)

Other (Income) Expense
Interest income	(484)
(Gain)/loss on foreign currency exchange	(2,534)

Total Other (Income) Expense	(3,019)

Loss before income taxes	(217,490)

Provision for income taxes	0

Net loss	$(217,490)

Net loss per share (basic and diluted)
Basic	($0.087)
Diluted	($0.087)

Weighted average number of shares
Basic	2,500,001
Diluted	2,500,001

YARRAMAN ESTATE PTY., LTD.

STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(217,490)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	27,888
Translation adjustments	(1,999)
Decrease (Increase) in account receivables	(157,712)
Decrease (Increase) in inventory	(54,032)
Decrease (Increase) in other receivables	(223,581)
Decrease (Increase) in other assets	(5,214)
(Decrease) Increase in accounts payable and accrued expenses	273,292

Total Adjustments	(141,358)

Net cash used in operations	(358,848)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and equipment	0
Net cash used in investing activities	0

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of loan from related party	358,772
Net cash provided by financing activities	358,772
Net change in cash and cash equivalents	(76)
Cash and cash equivalents at beginning of year	43,723
Cash and cash equivalents at end of year	$43,647

Supplemental cash flows disclosures:

Interest payments	$0

YARRAMAN ESTATE PTY., LTD.

STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
SEPTEMBER 30, 2005

Common stock, number of shares outstanding
Balance at beginning of year	2,500,001
Stock issued	0

Balance at end of period	2,500,001

Common stock, par value $0.6903 ( $1 AUD)
Balance at beginning of year	$1,725,751
Common stock issued	0

Balance at end of period	1,725,751

Other comprehensive income (expense)
Balance at beginning of year	134,288
Foreign currency translation	(1,999)

Balance at end of period	132,289

Retained (deficits)
Balance at beginning of year	(980,911)
Net income (loss)	(217,490)

Balance at end of period	(1,198,401)

Total stockholder's equity at end of period	$659,639

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

NOTE 1 - NATURE OF OPERATIONS

Yarraman Estate Pty., Ltd., (the “Company”) is a company limited by shares, incorporated and domiciled in New South Wales, Australia. The Company is a wholly owned subsidiary of the Yarraman Road Trust, an Australian Unit Trust.

Yarraman Estate is an Australian winery with a distinguished history and an international reputation for outstanding quality wines.

Originally established by Penfolds in the late 1950’s as their Dalwood Estate, Yarraman Estate boasts close to 80 hectares (200 acres) of vines, many over 40 years old and therefore capable of producing the highest intensity fruit and thus the highest quality wines.

The Company produces and sells premium, super premium and ultra premium varietal wines. The Company's wines are made from grapes grown at our vineyard (the "Vineyard") and from grapes purchased from other Australian vineyards. The grapes are crushed, fermented and made into wine at the Company's winery (the "Winery") and the wines are sold principally under the Company's Yarraman Estate Vineyard, Black Cypress, Banjo and Down Under labels. The Company's Vineyard and Winery are located on 200 acres of leased land in the Upper Hunter Valley, approximately 200 miles north of Sydney, Australia.

Yarraman operates in an industry characterized by significant competition. The Company will need additional investments and funding in order to complete the development and improvements necessary for growth and planned operations.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances at the time. Actual results could differ from those estimates under different assumptions or conditions.

Unaudited Interim Financial Information

The accompanying financial statements have been prepared by Yarraman Estate Pty., Ltd. pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) including Item 310 of Regulation S-B, and U.S. generally accepted accounting principles for interim financial reporting. These financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary for a fair presentation of the statement of financial position, operations, and cash flows for the periods presented. Operating results for the three months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending June 30, 2006, or any future period, due to seasonal and other factors. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with the rules and regulations of the SEC. These financial statements should be read in conjunction with the audited financial statements and accompanying notes, included in the Company’s Annual Report for the year ended June 30, 2005.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Segment Reporting

The Company has a single operating segment consisting of the retail, domestic and international, sales departments. These departments have similar economic characteristics, offer the same products to customers, utilize the same production facilities and processes and have similar customer types and distribution methods.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

Accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities: The carrying amounts of these items are a reasonable estimate of their fair values.

Cash and Cash Equivalents

Cash equivalents are stated at cost. Cash equivalents are highly liquid investments readily convertible into cash with an original maturity of three months or less and consist of time deposits with commercial banks.

Other Comprehensive Income

The nature of the Company's business and related transactions give rise to other comprehensive income from foreign currency translation. The Company’s books are maintained using the Australian Dollar (AUD) and translated into United States Dollars (USD) for financial statement reporting purposes.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

The annual crop and production costs relating thereto are recognized as work-in- process inventories. Such costs are accumulated with related direct and indirect harvest, wine processing and production costs, and are transferred to finished goods inventories when the wine is produced, bottled, and ready for sale. The cost of finished goods is recognized as cost of sales when the wine product is sold. Inventories are stated at the lower of first-in, first-out ("FIFO") cost or market by variety. In accordance with general practices in the wine industry, wine inventories are generally included in current assets in the accompanying balance sheet, although a portion of such inventories may be aged for more than one year.

Property, Plant and Equipment

Property, plant and equipment are stated at cost or the historical cost basis of the contributing shareholders, as applicable, and are depreciated on the straight- line basis over their estimated useful lives as follows:

Land improvements	15 years
Winery building	30 years
Equipment	5-7 years

Expenditures for repairs and maintenance are charged to operating expense as incurred. Expenditures for additions and betterments are capitalized. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in operations. The Company reviews the carrying value of investments for impairment whenever events or changes in circumstances indicate the carrying amounts may not be recoverable.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts for income taxes using the asset and liability approach whereby deferred income taxes are calculated for the expected future tax consequences of temporary differences between the book basis and tax basis of the Company's assets and liabilities.

Revenue Recognition

The Company recognizes revenue when the product is shipped and title passes to the customer. The Company's standard terms are 'FOB' shipping point, with no customer acceptance provisions. No products are sold on consignment. Credit sales are recorded as trade accounts receivable and no collateral is required. Revenue from items sold through the Company's retail location is recognized at the time of sale. The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. Revenues are recognized net of the amount of goods and services tax (GST) payable to the Australian taxing authority.

The company also receives processing revenue which represents fees charged to contract process fruit for other winemaking companies. It is recognized when the service is provided to the customer.

Interest income is recognized as it is earned.

Cost of Goods Sold

Costs of goods sold include costs associated with grape growing, external grape costs, packaging materials, winemaking and production costs, vineyard and production administrative support and overhead costs, purchasing and receiving costs and warehousing costs.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of non-manufacturing administrative and overhead costs, advertising and other marketing promotions.

Shipping and Handling Costs

Amounts paid by customers to the Company for shipping and handling costs are included in the net revenue. Costs incurred for shipping and handling charges are included in selling, general and administrative expense. The Company's gross margins may not be comparable to other companies in the same industry as other companies may include shipping and handling costs as a cost of goods sold.

Goods and Services Tax

Revenues, expenses and assets are recognized net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the taxation authority. In these circumstances, the GST is recognized as part of the cost of acquisition of the asset or as part of the expense. Receivables and payables are stated with the amount of GST included.

The net amount of GST recoverable from, or payable to, the Australian Tax Authority (ATO) is included as current asset or liability in the statement of financial position.

Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities, which are recoverable from, or payable to, the ATO are classified as operating cash flows.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Transactions

As of September 30, 2005 the accounts of Yarraman Estate Pty., Ltd were maintained and its financial statements were expressed, in Australian Dollars (AUD). Such financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounts Standards (“SFAS”) No. 52, “Foreign Currency Translation”, with the AUD as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholder’s equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income” as a component of stockholder’s equity.

As of September 30, 2005 the exchange rate between AUD and the USD was AUD$1=USD $0.7603. The weighted-average rate of exchange between AUD and USD was AUD$1=USD$0.76017. Total translation adjustment recognized for the three months ended September 30, 2005 was $(1,999).

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed. As of September 30, 2005, and the date of our report, management has informed us that there are no matters that warrant disclosure in the financial statements.

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include collectibility of accounts receivable, accounts payable, sales returns and recoverability of long-term assets.

Concentration of Credit Risk

Financial instruments, which subject the Company to credit risk, consist primarily of cash equivalents and trade accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. Concentration of credit risk with respect to trade accounts receivable are from customers located throughout the world. The Company actively evaluates the creditworthiness of the customers with which it conducts business through credit approvals, credit limits and monitoring procedures.

Impairment of Long-Lived Assets

The Company has adopted SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”. The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share

Earnings per share are based on the weighted average number of shares of common stock and common stock equivalents outstanding during each period. Earnings per share are computed using the treasury stock method. The options to purchase common shares are considered to be outstanding for all periods presented but are not calculated as part of the earnings per share.

Income Taxes

Income taxes have been provided based upon the tax laws and rates in the countries in which operations are conducted and income is earned. The income tax rates imposed by the taxing authorities vary. Taxable income may vary from pre-tax income for financial accounting purposes. There is no expected relationship between the provision for income taxes and income before income taxes because the countries have different taxation rules, which vary not only to nominal rates but also in terms of available deductions, credits and other benefits. Deferred tax assets and liabilities are recognized for the anticipated future tax effects of temporary differences between the financial statement basis and the tax basis of the Company’s assets and liabilities using the applicable tax rates in effect at year end as prescribed by SFAS 109 “Accounting for Income Taxes”.

New Accounting Pronouncements

In January 2003, The Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN46”). This interpretation of Accounting Research Bulletin No. 51, requires companies to consolidate the operations of all variable interest entities (“VIE’s”) for which they are the primary beneficiary. The term “primary beneficiary” is defined as the entity that will absorb a majority of expected losses, receive a majority of the expected residual returns, or both. This interpretation was later revised by the issuance of Interpretation No. 46R (“FIN46R”). The revision was issued to address certain implementation issues that had arisen since the issuance of the original interpretation and to provide companies with the ability to defer the adoption of FIN46 to period after March 15, 2004. The implementation of FIN46 and FIN46R, had no material impact on the Company’s financial statements.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (continued)

On July 16, 2004 the FASB ratified the Emerging Issues Task Force (“EITF”) consensus of Issue 02-14, “Whether the Equity Method of Accounting Applies when an Investor Does Not Have an Investment in Voting Stock of an Investee but Exercises Significant Influence through Other Means” (“EITF 02-14”). The consensus concluded that an investor should apply the equity method of accounting when it can exercise significant influence over an entity through a means other than holding voting rights. EITF 02-14 is effective for reporting periods beginning after September 2004. The adoption of EITF 02-14 did not have a material impact on the Company’s financial statements.

On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004), ‘‘Share-Based Payment’’ (‘‘SFAS 123R’’), which replaces SFAS No. 123, ‘‘Accounting for Stock-Based Compensation’’ (‘‘SFAS 123’’) and supercedes APB Opinion No. 25, ‘‘Accounting for Stock Issued to Employees.’’ SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values, beginning with the first interim or annual period after September 15, 2005. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. The Company is required to adopt SFAS 123R in its three months ending September 30, 2005. Under SFAS 123R, The Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company is evaluating the requirements of SFAS 123, and it expects that the adoption of SFAS 123R will have no material impact on the Company’s financial statements.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (continued)

In September 2004, the EITF Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share.” (“EITF 04-08”) was issued stating that contingently convertible debt should be included in diluted earnings per share computations regardless of whether the market price trigger has been met. EITF 04-08 is effective for reporting periods ending after December 15, 2004. EITF 04-08 will have no material impact on the Company’s financial statements.

NOTE 3 -CASH

The Company maintains its cash balances at various banks in Australia. The Company deposits funds only in institutions that they believe to be financially sound.

NOTE 4 - FIXED ASSETS

Fixed assets consist of the following:

September 2005
Leasehold improvements	$32,872
Vines	44,429
Plant and equipment	335,699
Computer equipment	37,196
Furniture and fixtures	19,670

469,865

Accumulated depreciation	(146,862)

$323,004

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

NOTE 5 - INVENTORY

Inventory consists of the following:
Winemaking and packaging materials	$60,791

Work in progress ( costs related to unprocessed and/or unbottled wine products)	1,919,867

Finished goods ( bottled wine )	400,702

Total	$2,381,360

NOTE 6 - ANNUAL LEAVE

The provision for employee benefits to annual leave represents the value of the estimated future cash outflows to be made resulting from employees’ services provided to the reporting dates based on their current wage rate. As of September 30, 2005 annual leave liability existed in the amount of $34,600.

Note 7 - RELATED PARTY TRANSACTIONS

The Company entered into various related party transactions with Yarraman Road Trust (its “Parent”), various unit holders of Yarraman Road Trust, related entities of unit holders of Yarraman Road Trust and officers of the Company. These transactions are disclosed in full here and in general are considered not to be based on arms length transactions.

The Company leases approximately 200 acres of vineyards and related plant and equipment from its parent, the Yarraman Road Trust. Terms of the agreement call for annual payment of $285,000 AUD plus GST of $28,500 AUD, approximately $239,000 USD. The lease began on July 1, 2003 and terminates on July 1, 2005, but may continue at the same rate until canceled by either party. As of the date of this report the lease is still in effect.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

Note 7 - RELATED PARTY TRANSACTIONS (continued)

The Company has received non interest bearing loans from its Parent to fund current operations. The loan balances as of September 30, 2005 were $2,407,422. The amounts have been recorded as current liabilities and are due upon demand.

Unit Holders and Directors of the Company and of its Parent were provided wine during the three months ended September 30, 2005 valued at $8,455.

The Company had wine sales to entities related to various Unit Holders of its Parent totaling $8,164 during the three months ended September 30, 2005.

The Company paid consulting fees to one of the Unit Holders of its Parent in the amount of $41,809 during the three months ended September 30, 2005. The Company also had a liability to this individual related to the consulting fee of $15,587 as of September 30, 2005.

During the three months ended September 30, 2005 the Company included in its revenue fees for wine processing and storage of wine owned by its Parent of $28,256.

The Company’s assets are pledged as collateral for indebtedness of its Parent. As of September 30, 2005 the outstanding balance on this debt was $3,810,000. (See Note 8)

Note 8 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases approximately 200 acres of vineyard land and plant and equipment from its parent, the Yarraman Road Trust, for $285,000 AUD per year plus GST of $28,500 AUD per year, approximately $239,000 USD. The lease was entered into on July 1, 2003 and is for a term of two years, but may continue past that date at the same rate until canceled by either party. This lease is still in effect as of September 30, 2005. Please see Note 7 - Related Party Transactions.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

Note 8 - COMMITMENTS AND CONTINGENCIES (Continued)

Grape Processing Arrangements

In January 2004 the Company entered into a Grape Processing Arrangement with two other Australian corporations for the 2004 harvest. The terms of the arrangement call for the Company to process the grape harvest provided by the other entities into bulk wine and provide safe storage. The agreement stipulates that for this service the Company will receive fifty percent (50%) of the proceeds of the sale of the bulk wine or finished wine. The Company also has the right to purchase up to fifty percent (50%) of the bulk wine for consideration of its services.

The Company exercised its right and purchased fifty percent (50%) of the related bulk wine prior to September 30, 2004.

Corporate Sponsorship

The Company entered into a five year Sponsorship Agreement beginning on April 1, 2004 with Luna Park Sydney. The terms of the sponsorship require the Company to pay $37,676 for year one, $41,444 for years two through four, and $48,979 for year five.

In September 2005 the Company renegotiated its agreement with Luna Park. The terms now call for a payment of $46,341 for year two. For the remaining years three through five the fee will be calculated based on a formula related to the number of patrons attending the Luna Park Sydney facility.

Joint Venture Agreement

The Company is currently in negotiations with a firm in the United Kingdom to form a joint venture for the bottling, sale and distribution of its wines under private label in the United Kingdom. As of the date of this report no final agreement has been signed.

Guarantor

The assets of the Company have been pledged as collateral for indebtedness owed by its Parent, the Yarraman Road Trust, to a financial institution in Australia, the repayment of which the Company has guaranteed. The outstanding balance on this debt was $3,810,000 as of September 30, 2005.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

Note 9 - COMMON STOCK

On July 1, 2003 the Company issued 2,500,001 shares of its capital stock to the Yarraman Road Trust in consideration of $2,500,001 AUD, approximately $1,725,751 USD.

NOTE 10 - OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholder’s equity at September 30, 2005 are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income
Balance at June 30, 2005	$134,288	$134,288
Change for 2005	(1,999)	(1,999)
Balance at September 30, 2005	$132,289	$132,289

NOTE 11 - GOING CONCERN

The Company has suffered recurring losses from operations, cash deficiencies and the inability to meets it’s maturing obligations without borrowing from related parties.  These issues may raise substantial concern about its ability to continue as a going concern.

Management has prepared the following statement in order to address these and other concerns:

The Company has been in negotiations with various entities regarding a merger and related infusion of capital which it believes will be sufficient enough to increase the working capital of the entity.

YARRAMAN ESTATE PTY., LTD.

Financial Statements

June 30, 2005 and 2004

Lichter, Yu & Associates
9191 Towne Centre Drive
Suite 406
San Diego, CA 92122

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
YARRAMAN ESTATE PTY., LTD.
Wybong, New South Wales, Australia

We have audited the statements of financial position of Yarraman Estate Pty., Ltd., as of June 30, 2005 and 2004 and the related statements of operations and stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yarraman Estate Pty., Ltd. as of June 30, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

November 14, 2005	/s/ Lichter, Yu & Associates
San Diego, California

YARRAMAN ESTATE PTY., LTD.

STATEMENTS OF FINANCIAL POSITION
JUNE 30, 2005 AND 2004

ASSETS

	2005	2004
Current Assets
Cash and cash equivalents	$43,723	$164,121
Accounts receivable, net	730,248	290,041
Inventory	2,327,328	1,887,867
Other receivables	137,627	17,695
Other assets	116,233	116,573

Total Current Assets	3,355,159	2,476,297

Fixed Assets, net	350,892	241,129

Total Fixed Assets	350,892	241,129

Other Assets
Deposits	0	14,705

Total Other Assets	0	14,705

Total Assets	$3,706,051	$2,732,131

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
Accounts payable and accrued expenses	$778,273	$607,584
Due to related party	2,048,650	835,143
Note payable	0	147,353

Total Current Liabilities	2,826,923	1,590,080

Stockholder's Equity

Common stock, $0.6930 ($1AUD) par value,
2,500,001 shares issued and
outstanding, respectively	1,725,751	1,725,751
Other comprehensive income	134,288	19,913
Retained earnings (deficit)	(980,911)	(603,613)

Total Stockholder's Equity	879,128	1,142,051

Total Liabilities and Stockholder's Equity	$3,706,051	$2,732,131

YARRAMAN ESTATE PTY., LTD.

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

	2005	2004

Revenues	$2,293,354	$1,496,893

Cost of sales	1,397,104	1,044,178

Gross profit	896,250	452,715

Selling, general and administrative expenses	1,277,719	1,012,386

Loss from operations	(381,469)	(559,671)

Other (Income) Expense
Interest income	(2,701)	(1,276)
(Gain)/loss on foreign currency exchange	(7,774)	7,707
Interest expense	7,134	36,603
(Gain)/loss on the sale of fixed assets	(830)	908

Total Other (Income) Expense	(4,171)	43,942

Loss before income taxes	(377,298)	(603,613)

Provision for income taxes	0	0

Net loss	($377,298)	($603,613)

Net loss per share (basic and diluted)
Basic	($0.151)	($0.241)
Diluted	($0.151)	($0.241)

Weighted average number of shares
Basic	2,500,001	2,500,001
Diluted	2,500,001	2,500,001

YARRAMAN ESTATE PTY., LTD.

STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
JUNE 30, 2005 AND 2004

	2005	2004

Common stock, number of shares outstanding
Balance at beginning of year	2,500,001	0
Stock issued	0	2,500,001

Balance at end of year	2,500,001	2,500,001

Common stock, par value $0.6903 ( $1 AUD)
Balance at beginning of year	$1,725,751	$0
Common stock issued	0	1,725,751

Balance at end of year	1,725,751	1,725,751

Other comprehensive income (expense)
Balance at beginning of year	19,913	0
Foreign currency translation	114,375	19,913

Balance at end of year	134,288	19,913

Retained (deficits)
Balance at beginning of year	(603,613)	0
Net income (loss)	(377,298)	(603,613)

Balance at end of year	(980,911)	(603,613)

Total stockholder's equity at end of year	$879,128	$1,142,051

YARRAMAN ESTATE PTY., LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2005 AND 2004

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(377,298)	$(603,613)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	97,194	20,370
Translation adjustments	114,375	19,913
Decrease (Increase) in account receivables	(440,207)	(290,041)
Decrease (Increase) in inventory	(439,461)	(1,887,867)
Decrease (Increase) in other receivables	(119,932)	(17,695)
Decrease (Increase) in other assets	340	(116,573)
Decrease (Increase) in deposit	14,705	(14,705)
(Decrease) Increase in accounts payable and accrued expenses	170,689	607,584

Total Adjustments	(602,297)	(1,679,014)

Net cash (used in) operations	(979,595)	(2,282,627)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and equipment	(206,957)	(261,499)

Net cash (used in) investing activities	(206,957)	(261,499)

CASH FLOWS FROM FINANCING ACTIVITIES
Common share issuance	0	1,725,751
Debtor financing	(147,353)	147,353
Proceeds of loan from related party	1,213,507	835,143

Net cash provided by financing activities	1,066,154	2,708,247

Net change in cash and cash equivalents	(120,398)	164,121

Cash and cash equivalents at beginning of year	164,121	0

Cash and cash equivalents at end of year	$43,723	$164,121

Supplemental cash flows disclosures:

Interest payments	$7,134	$36,603

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

NOTE 1 - NATURE OF OPERATIONS

Yarraman Estate Pty., Ltd., (the “Company”) is a company limited by shares, incorporated and domiciled in New South Wales, Australia. The Company is a wholly owned subsidiary of the Yarraman Road Trust, an Australian Unit Trust.

Yarraman Estate is an Australian winery with a distinguished history and an international reputation for outstanding quality wines.

Originally established by Penfolds in the late 1950’s as Dalwood Estate, Yarraman Estate boasts close to 80 hectares (200 acres) of vines, many over 40 years old and therefore capable of producing the highest intensity fruit and thus the highest quality wines.

The Company produces and sells premium, super premium and ultra premium varietal wines. The Company's wines are made from grapes grown at its vineyard (the "Vineyard") and from grapes purchased from other Australian vineyards. The grapes are crushed, fermented and made into wine at the Company's winery (the "Winery") and the wines are sold principally under the Company's Yarraman Estate Vineyard, Black Cypress, Banjo and Down Under labels. The Company's Vineyard and Winery are located on 200 acres of leased land in the Upper Hunter Valley, approximately 200 miles north of Sydney, Australia.

The Company operates in an industry characterized by significant competition. The Company will need additional investments and funding in order to complete the development and improvements necessary for growth and planned operations.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances at the time. Actual results could differ from those estimates under different assumptions or conditions.

Segment Reporting

The Company has a single operating segment consisting of the retail, domestic and international, sales departments. These departments have similar economic characteristics, offer the same products to customers, utilize the same production facilities and processes and have similar customer types and distribution methods.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

Accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities: The carrying amounts of these items are a reasonable estimate of their fair values.

Cash and Cash Equivalents

Cash equivalents are stated at cost. Cash equivalents are highly liquid investments readily convertible into cash with an original maturity of three months or less and consist of time deposits with commercial banks.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Comprehensive Income

The nature of the Company's business and related transactions give rise to other comprehensive income from foreign currency translation. The Company’s books are maintained using the Australian Dollar (AUD) and translated into United States Dollars (USD) for financial statement purposes.

Inventories

The annual crop and production costs relating thereto are recognized as work-in- process inventories. Such costs are accumulated with related direct and indirect harvest, wine processing and production costs, and are transferred to finished goods inventories when the wine is produced, bottled, and ready for sale. The cost of finished goods is recognized as cost of sales when the wine product is sold. Inventories are stated at the lower of first-in, first-out ("FIFO") cost or market by variety. In accordance with general practices in the wine industry, wine inventories are generally included in current assets in the accompanying balance sheet, although a portion of such inventories may be aged for more than one year.

Vineyard Development Costs

Vineyard development costs consist primarily of the costs of the vines and expenditures related to labor and materials to prepare the land and construct vine trellises. The costs are capitalized until the vineyard becomes commercially productive, at which time annual amortization is recognized using the straight-line method over the estimated economic useful life of the vineyard, which is estimated to be 30 years. Accumulated amortization of vineyard development costs aggregated $3,992 and $2,544 at June 30, 2005 and 2004, respectively, and are included in inventory costs and ultimately become a component of costs of goods sold.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant and Equipment

Property, plant and equipment are stated at cost or the historical cost basis of the contributing shareholders, as applicable, and are depreciated on the straight- line basis over their estimated useful lives as follows:

Land improvements	15 years
Winery building	30 years
Equipment	5-7 years

Expenditures for repairs and maintenance are charged to operating expense as incurred. Expenditures for additions and betterments are capitalized. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in operations. The Company reviews the carrying value of investments for impairment whenever events or changes in circumstances indicate the carrying amounts may not be recoverable.

Income Taxes

The Company accounts for income taxes using the asset and liability approach whereby deferred income taxes are calculated for the expected future tax consequences of temporary differences between the book basis and tax basis of the Company's assets and liabilities.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

The Company recognizes revenue when the product is shipped and title passes to the customer. The Company's standard terms are 'FOB' shipping point, with no customer acceptance provisions. No products are sold on consignment. Credit sales are recorded as trade accounts receivable and no collateral is required. Revenue from items sold through the Company's retail location is recognized at the time of sale. The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. Revenues are recognized net of the amount of goods and services tax (GST) payable to the Australian taxing authority.

The company also receives processing revenue which represents fees charged to contract process fruit for other winemaking companies. It is recognized when the service is provided to the customer.

Interest income is recognized as it is earned.

Cost of Goods Sold

Costs of goods sold include costs associated with grape growing, external grape costs, packaging materials, winemaking and production costs, vineyard and production administrative support and overhead costs, purchasing and receiving costs and warehousing costs.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of non- manufacturing administrative and overhead costs, advertising and other marketing promotions.

Advertising costs are expensed as incurred or the first time the advertising takes place. Advertising costs incurred were approximately $80,503 and $79,666 in 2005 and 2004, respectively.

The Company provides an allowance to distributors for providing sample of products to potential customers. These costs, which are included in selling, general and administrative expenses, totaled approximately $66,296 and $15,749 in 2005 and 2004, respectively.

Shipping and Handling Costs

Amounts paid by customers to the Company for shipping and handling costs are included in the net revenue. Costs incurred for shipping and handling charges are included in selling, general and administrative expense. Such costs totaled approximately $102,395 and $50,184 in 2005 and 2004, respectively. The Company's gross margins may not be comparable to other companies in the same industry as other companies may include shipping and handling costs as a cost of goods sold.

Goods and Services Tax

Revenues, expenses and assets are recognized net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the taxation authority. In these circumstances, the GST is recognized as part of the cost of acquisition of the asset or as part of the expense. Receivables and payables are stated with the amount of GST included.

The net amount of GST recoverable from, or payable to, the Australian Tax Authority (ATO) is included as current asset or liability in the statement of financial position.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goods and Services Tax (continued)

Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities, which are recoverable from, or payable to, the ATO are classified as operating cash flows.

Foreign Currency Transactions

As of June 30, 2005 and 2004, the accounts of Yarraman Estate Pty., Ltd were maintained and its financial statements were expressed, in Australian Dollars (AUD). Such financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounts Standards (“SFAS”) No. 52, “Foreign Currency Translation”, with the AUD as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholder’s equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income” as a component of stockholder’s equity.

As of June 30, 2005 and 2004 the exchange rate between AUD and the USD was AUD$1=USD $0.762 and AUD$1=USD$0.6903, respectively. The weighted-average rate of exchange between AUD and USD was AUD$1=USD$0.75352 and AUD$1 = USD$0.71385, respectively. Total translation adjustment recognized for the years ended June 30, 2005 and 2004 is $114,375 and $19,913, respectively.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Contingencies (continued)

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed. As of June 30, 2005 and 2004, and the date of our report, management has informed us that there are no matters that warrant disclosure in the financial statements.

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include collectibility of accounts receivable, accounts payable, sales returns and recoverability of long-term assets.

Concentration of Credit Risk

Financial instruments, which subject the Company to credit risk, consist primarily of cash equivalents and trade accounts receivable arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. Concentration of credit risk with respect to trade accounts receivable are from customers located throughout the world. The Company actively evaluates the creditworthiness of the customers with which it conducts business through credit approvals, credit limits and monitoring procedures.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

The Company has adopted SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”. The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

Earnings Per Share

Earnings per share are based on the weighted average number of shares of common stock and common stock equivalents outstanding during each period. Earnings per share are computed using the treasury stock method. The options to purchase common shares are considered to be outstanding for all periods presented but are not calculated as part of the earnings per share.

Income Taxes

Income taxes have been provided based upon the tax laws and rates in the countries in which operations are conducted and income is earned. The income tax rates imposed by the taxing authorities vary. Taxable income may vary from pre-tax income for financial accounting purposes. There is no expected relationship between the provision for income taxes and income before income taxes because the countries have different taxation rules, which vary not only to nominal rates but also in terms of available deductions, credits and other benefits. Deferred tax assets and liabilities are recognized for the anticipated future tax effects of temporary differences between the financial statement basis and the tax basis of the Company’s assets and liabilities using the applicable tax rates in effect at year end as prescribed by SFAS 109 “Accounting for Income Taxes”.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements

In January 2003, The Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN46”). This interpretation of Accounting Research Bulletin No. 51, requires companies to consolidate the operations of all variable interest entities (“VIE’s”) for which they are the primary beneficiary. The term “primary beneficiary” is defined as the entity that will absorb a majority of expected losses, receive a majority of the expected residual returns, or both. This interpretation was later revised by the issuance of Interpretation No. 46R (“FIN46R”). The revision was issued to address certain implementation issues that had arisen since the issuance of the original interpretation and to provide companies with the ability to defer the adoption of FIN46 to period after March 15, 2004. The implementation of FIN46 and FIN46R, had no material impact on the Company’s financial statements.

On July 16, 2004 the FASB ratified the Emerging Issues Task Force (“EITF”) consensus of Issue 02-14, “Whether the Equity Method of Accounting Applies when an Investor Does Not Have an Investment in Voting Stock of an Investee but Exercises Significant Influence through Other Means” (“EITF 02-14”). The consensus concluded that an investor should apply the equity method of accounting when it can exercise significant influence over an entity through a means other than holding voting rights. EITF 02-14 is effective for reporting periods beginning after September 2004. The adoption of EITF 02-14 did not have a material impact on the Company’s financial statements.

On December 16, 2004, the FASB issued SFAS No. 123 (revised 2004), ‘‘Share-Based Payment’’ (‘‘SFAS 123R’’), which replaces SFAS No. 123, ‘‘Accounting for Stock-Based Compensation’’ (‘‘SFAS 123’’) and supercedes APB Opinion No. 25, ‘‘Accounting for Stock Issued to Employees.’’ SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values, beginning with the first interim or annual period after June 15, 2005. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. The Company is required to adopt SFAS 123R in its three months ending September 30, 2005. Under SFAS 123R, The Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements

Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company is evaluating the requirements of SFAS 123, and it expects that the adoption of SFAS 123R will have no material impact on the Company’s financial statements.
In September 2004, the EITF Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share.” (“EITF 04-08”) was issued stating that contingently convertible debt should be included in diluted earnings per share computations regardless of whether the market price trigger has been met. EITF 04-08 is effective for reporting periods ending after December 15, 2004. EITF 04-08 will have no material impact on the Company’s financial statements.

NOTE 3 -CASH

The Company maintains its cash balances at various banks in Australia. The Company deposits funds only in institutions that they believe to be financially sound.

NOTE 4 - FIXED ASSETS

Fixed assets consist of the following:

	2005	2004
Leasehold improvements	$32,945	$29,845
Vines	44,528	26,773
Plant and equipment	336,450	167,385
Computer equipment	37,279	19,858
Furniture and fixtures	19,340	16,621

	470,542	260,482

Accumulated depreciation	(119,650)	(19,353)

	$350,892	$241,129

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

NOTE 5 - INVENTORY

Inventory consists of the following:

Winemaking and packaging materials	$74,716	$56,327

Work in progress ( costs related to unprocessed and/or unbottled wine products)	1,864,134	1,562,090

Finished goods ( bottled wine )	388,478	269,450

Total	$2,327,328	$1,887,867

NOTE 6 - ANNUAL LEAVE

The provision for employee benefits to annual leave represents the value of the estimated future cash outflows to be made resulting from employees’ services provided to the reporting dates based on their current wage rate. As of June 30, 2005 and 2004 annual leave liability existed in the amount of $33,498 and $12,856, respectively.

Note 7 - RELATED PARTY TRANSACTIONS

The Company entered into various related party transactions with Yarraman Road Trust (its “Parent”), various unit holders of Yarraman Road Trust, related entities of unit holders of Yarraman Road Trust and officers of the Company. These transactions are disclosed in full here and in general are considered not to be based on arms length transactions.

The Company leases approximately 200 acres of vineyards and related plant and equipment from its parent, the Yarraman Road Trust. Terms of the agreement call for annual payment of $285,000 AUD plus GST of $28,500 AUD, approximately $239,000 USD. The lease began on July 1, 2003 and terminates on July 1, 2005, but may continue at the same rate until canceled by either party. As of the date of this report the lease is still in effect.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

Note 7 - RELATED PARTY TRANSACTIONS (Continued)

The Company has received non interest bearing loans from its Parent to fund current operations. The loan balances as of June 30, 2005 and 2004 were $2,048,650 and $835,143, respectively. The amounts have been recorded as current liabilities and are due upon demand.

Unit Holders and Directors of the Company and of its Parent were provided wine during the years ended June 30, 2005 and 2004 valued at $35,700 and $5,525, respectively.

The Company had wine sales to entities related to various Unit Holders of its Parent totaling $14,963 and $21,223 during the years ended June 30, 2005 and 2004, respectively.

The Company rents office space in Sydney from Unit Holders of its Parent on a month to month basis. The amount of rent paid during the years ended June 30, 2005 and 2004 was $10,280 and $16,775, respectively.

The Company paid consulting fees to one of the Unit Holders of its Parent in the amount of $165,774 and $157,047 during the years ended June 30, 2005 and 2004, respectively. The Company also had a liability to this individual related to the consulting fee of $15,448 and $7,903 as of June 30, 2005 and 2004, respectively.

The Company entered into a Grape Processing Arrangement with an entity owned by one of the Unit Holders of the Parent (see Note 8). Amounts included in revenue related to this arrangement were $220,195 during the year ended June 30, 2005. Amounts included in expenses related to this arrangement were $221,536 during the year ended June 30, 2005.

During the year ended June 30, 2004 the Company paid another company, owned by a Unit Holder of the Parent, $3,434 for the installation of tanks.

During the year ended June 30, 2005 the Company included in its revenue fees for wine processing and storage of wine owned by its Parent of $605,815.

The Company’s assets are pledged as collateral for indebtedness of its Parent. As of June 30, 2005 the outstanding debt was $3,810,000. (See Note 8)

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

Note 8 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases approximately 200 acres of vineyard land and plant and equipment from its parent, the Yarraman Road Trust, for $285,000 AUD per year plus GST of $28,500 AUD per year, approximately $239,000 USD. The lease was entered into on July 1, 2003 and is for a term of two years, but may continue past that date at the same rate until canceled by either party. Please see Note 7 - Related Party Transactions.

Grape Processing Arrangements

In January 2004 the Company entered into a Grape Processing Arrangement with two other Australian corporations for the 2004 harvest. The terms of the arrangement call for the Company to process the grape harvest provided by the other entities into bulk wine and provide safe storage. The agreement stipulates that for this service the Company will receive fifty percent (50%) of the proceeds of the sale of the bulk wine or finished wine. The Company also has the right to purchase up to fifty percent (50%) of the bulk wine for consideration of its services.

The Company exercised its right and purchased fifty percent (50%) of the related bulk wine prior to June 30, 2004.

Corporate Sponsorship

The Company entered into a five year Sponsorship Agreement beginning on April 1, 2004 with Luna Park Sydney. The terms of the sponsorship require the Company to pay $37,676 for year one, $41,444 for years two through four, and $48,979 for year five.

In September 2005 the Company renegotiated its agreement with Luna Park. The terms now call for a payment of $46,341 for year two. For the remaining years three through five the fee will be calculated based on a formula related to the number of patrons attending the Luna Park Sydney facility.

Joint Venture Agreement

The Company is currently in negotiations with a firm in the United Kingdom to form a joint venture for the bottling, sale and distribution of its wines under private label in the United Kingdom. As of the date of this report no final agreement has been signed.

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

Note 8 - COMMITMENTS AND CONTINGENCIES (Continued)

Guarantor

The assets of the Company have been pledged as collateral for indebtedness owed by its Parent, the Yarraman Road Trust, to a financial institution in Australia, the repayment of which the Company has guaranteed. The outstanding balance on this debt was $3,810,000 as of June 30, 2005.

Note 9 - COMMON STOCK

On July 1, 2003 the Company issued 2,500,001 shares of its capital stock to the Yarraman Road Trust in consideration of $2,500,001 AUD, approximately $1,725,751 USD.

NOTE 10 - OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholder’s equity at June 30, 2005 and 2004 are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income
Balance at July 1, 2003	$-	$-
Change for 2004	19,913	19,913
Balance at June 30, 2004	19,913	19,913
Change for 2005	114,375	114,375

Balance at June 30, 2005	$134,288	$134,288

YARRAMAN ESTATE PTY., LTD.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005 AND 2004

NOTE 11 - GOING CONCERN

The Company has suffered recurring losses from operations, cash deficiencies and the inability to meets it’s maturing obligations without borrowing from related parties.  These issues may raise substantial concern about its ability to continue as a going concern.

Management has prepared the following statement in order to address these and other concerns:

The Company has been in negotiations with various entities regarding a merger and related infusion of capital which it believes will be sufficient enough to increase the working capital of the entity.

YARRAMAN WINERY, INC.
(Formerly Known As Dazzling Investments, Inc., A Development Stage Company)
UNADUTED PROFORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
AS OF SEPTEMBER 30, 2005

	Yarraman Winery, Inc.	Yarraman Estate Pty., Ltd.	Pro Forma Adjustments		ProForma

CURRENT ASSETS
Cash	$0	$43,647	(3)	2,000,000	$2,043,647
Receivables	0	887,960			887,960
Inventory	0	2,381,360	(6)	1,637,240	4,018,600
Other receivables	0	361,208			361,208
Other assets	0	121,447			121,447
TOTAL CURRENT ASSETS	0	3,795,622			7,432,862

NON-CURRENT ASSETS
Receivables due from related parties	0	0			0
Intangibles	0	0	(6)	186,050	186,050
Fixed assets	0	323,004	(6)(8)(10)	2,467,853	2,790,857
TOTAL NON-CURRENT ASSETS	0	323,004			2,976,907

TOTAL ASSETS	$0	$4,118,626			$10,409,769

CURRENT LIABILITIES
Accounts payable and accrued
expenses	$0	$1,051,565	(8)	261,214	$1,312,779
Due to related party	46,702	2,407,422	(1)(6)(7)(9)	105,326	2,559,450
TOTAL CURRENT LIABILITIES	46,702	3,458,987			2,872,229

Notes Payable	0	0	(6)	4,321,560	4,321,560

STOCKHOLDERS' EQUITY
Common Stock	2,100	1,725,751	(2)(3)(4)(5)	(1,702,851)	25,000
Additional paid in capital	0	0	(2)(3)(4)(5)(6)(7)	3,890,917	3,890,917
Other comprehensive income	0	132,289			132,289
Accumulated deficit	(48,802)	(1,198,401)	(1)(4)(9)(10)	(585,023)	(1,832,226)
TOTAL STOCKHOLDERS' EQUITY	(46,702)	659,639			2,215,980
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$0	$4,118,626			$10,409,769

YARRAMAN WINERY, INC.
(Formerly Known As Dazzling Investments, Inc., A Development Stage Company)
UNADUTED PROFORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005
	Yarraman Winery, Inc.	Yarraman Estate Pty., Ltd.		Pro Forma Adjustments	ProForma

Sales, net	$0	$705,715			$705,715

Cost of goods sold	0	639,594			639,594

Gross Profit	0	66,121			66,121

Selling, general and administrative	725	286,630	(4)(9)	506,345	793,700
Loss From Operations	(725)	(220,509)			(727,579)

Other (Income) Expense
Interest income	0	(484)			(484)
(Gain)/loss on foreign currency	0	(2,534)			(2,534)
Interest expense	0	0			0
Forgiveness of debt	0	0	(1)	(46,702)	(46,702)
Total Other (Income) Expense	0	(3,018)			(49,720)
Loss Before Income Taxes	(725)	(217,491)			(677,859)

Income Tax Expense	0	0			0

NET INCOME (LOSS)	($725)	($217,491)		(459,643)	($677,859)

NOTES TO UNADUTED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

1.	Basis for Pro Forma Presentation

The unaudited pro forma condensed combined financial statements of Yarraman Winery, Inc. and Yarraman Estate Pty., Ltd. have been prepared on the basis of assumptions relating to the share exchange agreement between them and management’s best estimates.

2.	Pro Forma Adjustments

The following adjustments were necessary to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the beginning of the fiscal periods presented.

		Debit	Credit
(1)	Due to related party	46,702
	Retained deficit		46,702

	To record forgiveness of debt from directors

(2)	Common stock	2,100
	Common stock	1,699,096
	Additional paid in capital		1,699,096
	Retained deficit		2,100

	To record equity adjustments and reclassifications due to share exchange agreement

(3)	Cash	2,000,000
	Common stock		5,254
	Additional paid in capital		1,994,747

	To record sale of 5,253,500 shares of common stock

(4)	Administrative expenses	475,000
	Common stock		1,250
	Additional paid in capital		473,750

	To record merger fees paid in stock, 1,250,000 shares

(5)	Common stock	8,159
	Additional paid in capital		8,159

	To record stock cancellation of 8,158,500 shares

(6)	Fixed Assets	2,631,805
	Inventory	1,637,240
	Intangibles	186,050
	Notes Payable		4,321,560
	Due to related party		1,200,146
	Additional paid in capital	1,066,611

	To record transfer of assets to Yarraman Estate pre merger from related party

(7)	Due to related party	779,677
	Additional paid in capital		779,677

	To record the transfer of debt from Parent to Equity prior to the share exchange

(8)	Accrued expenses	261,214
	Fixed assets		261,214

	To record Australian Stamp Duty liability on asset transfer

(9)	Due to related party	268,441
	Lease expense		53,688
	Accumulated deficit		214,753

	To reverse lease expense for the year as if the Company had owned the property acquired pre-merger from July 1, 2004.

(10)	Depreciation expense	85,033
	Accumulated depreciation		425,166
	Accumulated deficit	340,133

	To record depreciation on assets acquired pre-merger as if they were acquired on July 1, 2004.

YARRAMAN WINERY, INC.
(Formerly Known As Dazzling Investments, Inc., A Development Stage Company)
UNADUTED PROFORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
AS OF JUNE 30, 2005

	Yarraman Winery, Inc.	Yarraman Estate Pty., Ltd.		Pro Forma Adjustments	ProForma

CURRENT ASSETS
Cash	$0	$43,723	(3)	2,000,000	$2,043,723
Receivables	0	730,248			730,248
Inventory	0	2,327,328	(6)	1,637,240	3,964,568
Other receivables	0	137,627			137,627
Other assets	0	116,233			116,233
TOTAL CURRENT ASSETS	0	3,355,159			6,992,399

NON-CURRENT ASSETS
Receivables due from related parties	0	0			0
Intangibles	0	0	(6)	186,050	186,050
Fixed assets	0	350,892	(6)(8)(10)	2,552,886	2,903,778
TOTAL NON-CURRENT ASSETS	0	350,892			3,089,828

TOTAL ASSETS	$0	$3,706,051			$10,082,227

CURRENT LIABILITIES
Accounts payable and accrued
expenses	$0	$778,273	(8)	261,214	$1,039,487
Due to related party	45,977	2,048,650	(1)(6)(7)(9)	159,739	2,254,366
TOTAL CURRENT LIABILITIES	45,977	2,826,923			3,293,853

Notes Payable	0	0	(6)	4,321,560	4,321,560

STOCKHOLDERS' EQUITY
Common stock	2,100	1,725,751	(2)(3)(4)(5)	(1,702,851)	25,000
Additional paid in capital	0	0	(2)(3)(4)(5)(6)(7)	3,890,917	3,890,917
Other comprehensive income	0	134,288			134,288
Accumulated deficit	(48,077)	(980,911)	(1)(4)(9)(10)	(554,403)	(1,583,391)
TOTAL STOCKHOLDERS' EQUITY	(45,977)	879,128			2,466,814
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$0	$3,706,051			$10,082,227

YARRAMAN WINERY, INC.
(Formerly Known As Dazzling Investments, Inc., A Development Stage Company)
UNADUTED PROFORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE YEAR ENDED JUNE 30, 2005

	Yarraman Winery, Inc.	Yarraman Estate Pty., Ltd.		Pro Forma Adjustments	ProForma

Sales, net	$0	$2,293,354			$2,293,354

Cost of goods sold	0	1,397,104			1,397,104

Gross Profit	0	896,250			896,250

Selling, general and administrative	9,284	1,277,719	(4)(9)(10)	600,380	1,887,383
Loss From Operations	(9,284)	(381,469)			(991,133)

Other (Income) Expense
Interest income	0	(2,701)			(2,701)
(Gain)/loss on foreign currency	0	(7,774)			(7,774)
Interest expense	0	7,134			7,134
Forgiveness of debt	0	0		(45,977)	(45,977)
(Gain)/loss on sale of fixed assets	0	(830)			(830)
Total Other (Income) Expense	0	(4,171)			(50,148)
Loss Before Income Taxes	(9,284)	(377,298)			(940,985)

Income Tax Expense	0	0			0

NET INCOME (LOSS)	($9,284)	($377,298)		(554,403)	($940,985)

NOTES TO UNADUTED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
JUNE 30, 2005

1.	Basis for Pro Forma Presentation

The unaudited pro forma condensed combined financial statements of Yarraman Winery, Inc. and Yarraman Estate Pty., Ltd. have been prepared on the basis of assumptions relating to the share exchange agreement between them and management’s best estimates.

2.	Pro Forma Adjustments

The following adjustments were necessary to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the beginning of the fiscal periods presented.

		Debit	Credit
(1)	Due to related party	45,977
	Retained deficit		45,977

	To record forgiveness of debt from directors

(2)	Common stock	2,100
	Common stock	1,699,096
	Additional paid in capital		1,699,096
	Retained deficit		2,100

	To record equity adjustments and reclassifications due to share exchange agreement

(3)	Cash	2,000,000
	Common stock		5,254
	Additional paid in capital		1,994,747

	To record sale of 5,253,500 shares of common stock

(4)	Administrative expenses	475,000
	Common stock		1,250
	Additional paid in capital		473,750

	To record merger fees paid with stock, 1,250,000 shares

(5)	Common stock	8,159
	Additional paid in capital		8,159

	To record stock cancellation of 8,158,500 shares

(6)	Fixed Assets	2,631,805
	Inventory	1,637,240
	Intangibles	186,050
	Notes Payable		4,321,560
	Due to related party		1,200,146
	Additional paid in capital	1,066,611

	To record transfer of assets to Yarraman Estate pre merger from related party

(7)	Due to related party	779,677
	Additional paid in capital		779,677

	To record the transfer of debt from Parent to Equity prior to the share exchange

(8)	Accrued expenses	261,214
	Fixed assets		261,214

	To record Australian Stamp Duty liability on asset transfer

(9)	Due to related party	214,753
	Lease expense		214,753

	To reverse lease expense for the year as if the Company had owned the property acquired pre-merger from July 1, 2004.

(10)	Depreciation expense	340,133
	Accumulated depreciation		340,133

	To record depreciation on assets acquired pre-merger as if they were acquired on July 1, 2004.